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                                                                                                               Exhibit 17(a)

                                                            PROXY CARD

                                                   CGM CAPITAL DEVELOPMENT FUND

                                         YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

TO VOTE BY MAIL:                     TO VOTE ON THE WEB:                         TO VOTE BY TELEPHONE:

o  Read the proxy statement.         o  Read the proxy statement and             o  Read the proxy statement and
                                        have the proxy card at hand.                have the proxy card at hand.

o  check one of the appropriate      o  Go to                                    o  Call [1-877-779-8683].
   boxes on the reverse side.           https://www.eproxyvote.com/cgm

o  Sign and date the proxy card.     o  Follow the instructions on the site.     o  Follow the automated telephone
                                                                                    directions.

o  Return the proxy card in the      o  There is no need for you to              o  There is no need for you to
   envelope provided.                   return your proxy card.                     return your proxy card.

                           IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

                                                   CGM CAPITAL DEVELOPMENT FUND

                                                    A PROXY FOR SPECIAL MEETING
                                              OF SHAREHOLDERS TO BE HELD [DATE], 2008

                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, revoking prior proxies, hereby appoints each of G. Kenneth Heebner and Robert L. Kemp, proxies of the undersigned with full power of substitution, to vote for the undersigned all of the undersigned's shares of CGM Capital Development Fund at the Special Meeting of Shareholders of CGM Capital Development Fund to be held at the offices of Bingham McCutchen LLP, 150
Federal Street, Boston, Massachusetts 02110 on [Date], 2008, at 9:00 a.m. (Daylight Saving Time), or at any adjournment or postponement thereof, as fully as the undersigned would be entitled to vote if personally present upon the following matters described in the Notice of Special Meeting and accompanying Proxy Statement, which have been received by the undersigned. UNLESS
INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSAL DESCRIBED ON THIS PROXY.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If any other matters properly come before the meeting or any adjournment or postponement thereof, authorization is given the proxy holders to vote in accordance with the views of management thereon. Management is not aware of any such matters at this time.

If voting by mail, please sign, date and promptly return this proxy in the enclosed envelope.
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THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

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                                                                         FOR          AGAINST           ABSTAIN
1. To approve an Agreement and Plan of Reorganization between            [ ]            [ ]               [ ]
   CGM Capital Development Fund and CGM Focus Fund.







---------------------------------

---------------------------------                       Please be sure to sign and date this proxy.

                                                         Please sign this proxy exactly as your name or names appear on this card.
                                                         Joint owners should each sign personally.

                                                         When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy.




Signature:____________________________ Date:___________       Signature:_____________________________ Date: ______________
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